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                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 18th day of August, 1999 (the "Effective Date") by Ventiv Health, Inc., a Delaware corporation with its principal place of business at 1114 Avenue of the Americas, New York, NY 10036, (the "Corporation"), and Gregory S. Patrick, residing at 110 Morningside Road, Verona, New Jersey 07044 (the "Executive"). The Corporation shall be referred to herein as the "Employer."

     WHEREAS, the parties wish to set forth the terms and conditions upon which the Employer will employ the Executive;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.  Title; Duties
    -------------

     The Employer hereby employs the Executive, and the Executive hereby accepts employment with the Employer, upon the terms set forth in this Agreement. The Executive's employment with the Employer shall commence on August 18, 1999. The Executive shall serve as Chief Financial Officer during the term of his employment under this Agreement. The Executive shall report directly to the Chief Executive Officer or such other person as may be designated by him, who shall have the authority to direct, control and supervise the activities of the Executive. The Executive shall perform such services consistent with his position as may be assigned to him from time to time by such person.

2.  Extent of Services
    ------------------

     The Executive agrees to devote his entire business time and attention to the performance of his duties under this Agreement. He shall perform his duties to the best of his ability and shall use his best efforts to further the interests of the Employer. The Executive shall perform his duties in the Employer's New York metropolitan area office and will be required to travel as necessary to perform the services required of him under this Agreement. The Executive represents and warrants to the Employer that he is able to enter into this Agreement and that his ability to enter into this Agreement and to fully perform his duties hereunder are not limited to or restricted by any agreements or understandings between the Executive and any other person. For the purposes of this Agreement, the term "person" means any natural person, corporation, partnership, limited liability partnership, limited liability company, or any other entity of any nature.

3.  Base Salary
    -----------

     The Employer shall pay the Executive a base annual salary of $250,000. This salary shall be payable in biweekly installments minus such deductions as may be required by law or reasonably requested by the Executive. The Employer will review the Executive's base salary no less often than annually in conjunction with its regular review of executive salaries.
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4.  Bonus
    -----

     The Executive shall be eligible for a bonus of up to $100,000 in each calendar year, based on the Executive's success in reaching or exceeding performance objectives as determined by the President and Chief Executive Officer or his designee, the amount of such bonus, if any, to be determined in the discretion of the Employer. Notwithstanding the foregoing, if the Executive remains employed by the Employer through December 31, 1999, the Executive shall be entitled to an annualized bonus of up to $100,000 with the annualized bonus prorated for the time period between August 18, 1999 and December 31, 1999. Bonus payments will be done within 60 days after the close of each calendar year. The Employee can elect to defer his bonus with the prior approval of the Chief Executive Officer.

5.  Term of Employment
    ------------------

     This contract shall have a three year term and will automatically renew for successive one year periods unless terminated by either party with 90 days notice. Not withstanding the term of this contract, the Executive is an employee "at will" and may be terminated by the Employer at any time with or without cause.

6.  Stock Options and Restricted Stock
    ----------------------------------

          (a)  Stock Options
               -------------

     Employer shall grant Executive nonqualified stock options for the purchase of a number of shares of the common stock of the Employer. The grant date shall be the date of distribution and the Fair Market Value will be the closing price at the date of distribution. The nonqualified stock options will be for a number of shares of common stock of the Employer having an aggregate Fair Market Value of $2,000,000 and an aggregate exercise price equal to such Fair Market Value. The Compensation Committee of the Board of Directors of the Employer shall grant such options as soon as practicable after execution of this Agreement and adoption of the stock option plan by the Employer's Board of Directors.

     The Executive shall be required to enter into a stock option agreement providing for the grant of options, which shall provide that the options shall vest at the rate of twenty-five (25%) per year on each anniversary of the date of grant, such that the stock options shall be fully vested on the fourth anniversary of such date, and provided that the Executive continues to be employed by the Employer on each respective anniversary date.

     The stock options shall be issued under the Employer's stock option plan and subject to the terms of the stock option agreement, which are not inconsistent with this Agreement or the stock option plan.

     The Executive acknowledges and agrees that nothing in this Section 6 changes, alters or modifies the "at will" status of his employment with the Employer.

          (b)  Restricted Stock
               ----------------

     The Executive shall also be granted by Employer restricted stock valued at $1,000,000.00 (determined in the same manner as determined under 6(a) above) for shares of common stock of Employer.

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     Executive shall enter into a Restricted Stock Agreement which shall provide that such restricted shares shall vest as follows:

        (1)  Forty percent (40%) will vest on the grant date;

        (2) Fifteen percent (15%) will vest on the first and each successive anniversary date of the grant date provided the Executive is employed by Employer on each such anniversary date.

     The Restricted Stock Agreement shall also provide that Executive is precluded from selling, hedging, pledging or otherwise transferring any shares of restricted stock in any manner for a period of four years from the date of the grant.

     With respect to this restricted grant only, and so long as Executive is actively employed by Employer, Employer agrees to annually lend to Executive an amount necessary for Executive to pay all federal and state income taxes required of Executive as a result of the periodic vesting of such restricted stock. In the event Executive is terminated for any reason, all outstanding principal and interest under such loans shall be accelerated and become due and payable, and be repaid to Employer upon the later of 4 years and 30 days from the date of the grant or 30 days after termination. The specific terms of any loan will be set forth in a separate Loan Agreement. Unless otherwise agreed to by the parties, such terms will include the following: (i) so long as Executive remains actively employed by Employer, each loan will be due and payable one year after all restrictions lapse on all of the restricted stock, provided that if Executive sells any of the formerly restricted stock before the end of such one-year period, the loans shall be accelerated and due and payable upon the consummation of such sale, but only to the extent of the proceeds of such sale reduced by income taxes payable; and (ii) the principal amount of each loan shall bear interest at the simple rate of 8% accruing from the date of disbursement of such principal amount.

     In the event that the Executive files an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed with respect to the fair market value of the restricted stock of this restricted grant only, on the date such shares are transferred to the Executive the Company will provide you with a loan, with the principal amount equal to the amount of taxes payable on the compensation recognized as a result of the shares of restricted stock and the 83(b) election. Interest shall be charged on this loan at a rate of 8%. In the event Executive is terminated for any reason, all outstanding principal and interest under such loan shall be accelerated and become due and payable, and be repaid to Employer upon the later of 4 years and 30 days from the date of the grant or 30 days after termination. The specific terms of any loan will be set forth in a separate Loan Agreement.


7.  Fringe Benefits
--  ---------------

    a. The Executive shall be entitled to all benefits generally available to executive employees of the Employer.

    b. The Executive shall be entitled to three (3) weeks of vacation during each year of employment. Such vacation shall be taken at such times as the Executive and the Chief Executive Officer of the Employer shall agree. The Executive shall be entitled to sick leave and holidays in accordance with the policy of the Employer as to its executive employees.

    c. The Employer will reimburse the Employee the full cost of COBRA which Executive has elected from his former employer's health plan, until such time that the Employee becomes eligible for the Employer's health plan.

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8.  Reimbursement of Business Expenses
    ----------------------------------

     The Employer shall reimburse the Executive in accordance with Employer's policies for all reasonable out-of-pocket costs incurred or paid by the Executive in connection with or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation, expense statements, vouchers, and/or such other supporting information as the Employer may reasonably request.

9.  Non-Solicitation and Non-Competition
    ------------------------------------

    a. Except as provided in paragraph (f) below, the Executive agrees that while the Executive is employed pursuant to this Agreement and for a period of twelve (12) months following termination of the Executive's employment by the Employer for any reason (the "Non-Competition Period"), whether by action of the Executive or the Employer, the Executive will not, except as otherwise provided herein, engage or participate, directly or indirectly as principal, agent, executive, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Employer.

    b. For the purpose of this Agreement, a business shall be considered to be competitive with the business of the Employer if such business is engaged in providing outsourced marketing services to the pharmaceutical and life sciences industry or any other business in which the Employer is engaged at the time of termination of the Executive's employment.

    c. During the Non-Competition Period, the Executive will not, for his own benefit or for the benefit of any person or entity other than the Employer, (i) solicit, or assist any person or entity other than the Employer to solicit any officer, director, executive or employee of the Employer to leave his/her employment, (ii) hire or cause to be hired for Executive's benefit any present or former officer, director, executive or employee of the Employer, or (iii) engage any present or former officer, director, executive or employee of the Employer as a partner, contractor, sub-contractor, employee, consultant or other business associate of the Executive.

    d. During the Non-Competition Period, the Executive will not (i) solicit, or assist any person or entity other than the Employer to solicit, any person or entity that is a client of the Employer, or has been a client of the Employer during the twelve (12) months prior to the date of termination of the Executive's employment, to purchase outsourced marketing services or any other products or services the Employer provides to a client at the time of termination of Executive's employment, or (ii) interfere with any of Employers' business relationships.

    e. The Executive acknowledges that (i) the markets served by the Employer are national in scope and are not dependent on the geographic location of

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        the executive personnel or the businesses by which they are employed, and (ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Employer.

    f. Nothing in this Agreement shall be deemed to prohibit the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Employer, provided that such
                                                             --------
        investments (i) are passive investments and constitute one percent (1%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market.

    g. The parties to this Agreement mutually agree that, in recognition of Employer's dependence on Executive's experience to carry out its business plan and Executive's senior and key position in the Employer, the restrictions detailed in Section 9 of this Agreement are necessary and appropriate to give effect to the intended relationships of the parties. Executive agrees that because damages arising from violations of Section 9 of this Agreement are extremely difficult to quantify with certainty, injunctive relief will be necessary to effect the intent of such Section. Accordingly, Executive hereby consents to the imposition of a preliminary or permanent injunction as a remedy to this breach of
        Section 9 of this Agreement.

     It is the desire and intent of the parties hereto that the restrictions set forth in Section 9 of this Agreement shall be enforced and adhered to in every particular, and in the event that any provision, clause or phrase shall be declared by a court of competent jurisdiction to be judicially unenforceable either in whole or in part whether the fault be in duration, geographic coverage or scope of activities precluded the parties agree that they will mutually petition the court to sever or limit the unenforceable provisions so as to retain and effectuate to the greatest extent legally permissible the intent of the parties as expressed in this Section 9 of this Agreement.

10.  Confidential Information
     ------------------------

     a. The Executive shall not (for his own benefit or the benefit of any person or entity other than the Employer) use or disclose any of the Employer's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, "know-how", computer programs (including documentation of such programs), research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public, and plans for future development. After termination of this Agreement, the Executive shall not use or disclose trade secrets or other confidential information unless such information becomes a part of the public domain other than through a breach of this Agreement or is disclosed to the Executive by a third party who is entitled to receive and disclose such information or the

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         information is required to be disclosed by the order of a court or governmental agency.

     b. Upon the effective date of notice of the Executive's or the Employer's election to terminate this Agreement, or at any time upon the request of the Employer, the Executive (or his heirs or personal representatives) shall deliver to the Employer all documents and materials containing either trade secrets and confidential information relating to the Employer's business or privileged information, and all documents, materials and other property belonging to the Employer, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

     c. All discoveries and works made or conceived by the executive during his employment by the Employer, jointly or with others, that relate to the Employer's activities shall be owned by the Employer. The terms "discoveries and works" include, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship, including sales materials which relate to wall media products, sampling/comparing or services. The Executive shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Employer to evidence or better assure title to such discoveries and works by the Employer, assist the Employer in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during his employment or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Employer and to protect its title thereto. Any discoveries and works which, within six (6) months after the termination of the Executive's employment by the Employer, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to work performed by the Executive while with the Employer shall, as between the Executive and the Employer, be presumed to have been made during the Executive's employment by the Employer.

11.  Severance
     ---------

     a. The Executive is an employee "at will" and may be terminated by the Employer at any time with or without cause.

     b. Subject to the provisions of paragraph 11(e) below, if the Executive is terminated or this Agreement is terminated by the Employer without cause at any time, then so long as the Executive remains in compliance withthe remaining obligations contained in this Agreement, including paragraphs 9 and 10 hereof, the Executive shall continue to receive from the Employer payments of his Base Salary then in effect for a period of six months, minus such deductions as may be required by law or reasonably requested by the Executive (the "Severance Payment"). In addition,

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

         regarding any vested portion of the Restricted Stock, all restrictions imposed by the Employer shall lapse with respect to 50% of the vested portion upon such termination.

     c. For the purposes of this Agreement, "cause" shall mean any of the following: (i) gross negligence or willful misconduct in the performance of the Executive's duties hereunder; (ii) conviction of any felony, or any misdemeanor involving dishonesty, fraud or moral turpitude; (iii) subject to the provisions of the Americans With Disabilities Act, physical or mental incapacity for a period of five
         (5) consecutive months (such period of incapacity shall be deemed to be continuously consecutive unless Executive has returned to work on a full-time basis for eight (8) consecutive weeks); (iv) the occurrence of any wrongful and intentional act or omission by the Executive which has had or would reasonably be expected to have a material adverse impact on the business, properties, results of operations, condition (financial or otherwise) or prospects of the Employer; of (v) the material failure of the Executive, for any reason, to devote his full time and efforts in a diligent manner to the performance of his duties and responsibilities hereunder.

     d. Notwithstanding the above provisions, in the event there is a "change in control" in Ventiv Health, Inc., then so long as the Executive remains in compliance with the remaining obligations contained in this Agreement, including paragraphs 9 and 10 hereof, the Executive shall continue to receive from the Employer payments of his Base Salary then in effect for a period of six months, minus such deductions as may be required by law or reasonably requested by the Executive. The provisions of this paragraph 11(d) shall have no effect if, following such change in control and for a period of 1 year thereafter, Executive remains employed by Employer. For the purposes of this paragraph 11(d), a "change in control" is defined as a sale, transfer or other disposition of all or substantially all of the assets of Ventiv Health, Inc., or the consummation of a merger or consolidation of Ventiv Health, Inc. which results in the stockholders of Ventiv Health, Inc. immediately prior to such transaction owning, in aggregate, less than a majority of the surviving or resulting entity or the sale of at least 80% of the outstanding capital stock of Employer to a person or group of persons acting in concert.

     e. In order to be eligible to receive any Severance Payment pursuant to this paragraph 11, Executive must sign, prior to receiving such Severance Payment, a complete release of all claims against Employer, in a format to be determined by Employer.

12.  Enforcement
     -----------

     The Executive agrees that the Employer's remedies at law for any breach or threat of breach by him of the provisions of Sections 9 and 10 hereof will be inadequate, and that the Employer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Sections 9 and 10 hereof and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Employer may be entitled at law or equity.

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13.  Attorney's Fees and Costs
     -------------------------

     Executive agrees that in the event the Employer institutes any action to enforce and/or prosecute this agreement, the Employer shall be entitled to recover from Executive its reasonable attorney's fees and costs related to instituting and maintaining such action.

14.  Advance Notice of Prospective Employment
     ----------------------------------------

     Executive agrees that following the termination of his employment, prior to accepting employment with, or agreeing to perform services for, any entity that competes with the Employer, he will notify the Employer in writing of Executive's employment or retention that may potentially violate any provision of this Agreement.

15.  Miscellaneous Provisions
     ------------------------

     a.  Notices.  All notices required or permitted under this Agreement shall
         -------
         be in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to the other party at the address set forth in the Employer's records.

     b.  Pronouns.  Whenever the context may require, any pronouns used in this
         --------
         Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     c.  Entire Agreement.   This Agreement constitutes the entire agreement
         ----------------
         between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, including, but not limited to, all prior agreements and understandings relating to stock options or stock ownership in the Employer.

     d.  Amendment.  This Agreement may be amended or modified only by a written
         ----------
         instrument executed by both the Employer and the Executive.

     e.  Governing Law.  This Agreement shall be construed, interpreted and
         -------------
         enforced in accordance with the laws of the State of New York, without regard to its conflict of law principles.

     f.  Successors and Assigns.  This Agreement shall be binding upon and
         ----------------------
         inure to the benefit of both parties and their respective successors and assigns; provided, however, that the obligations of the Executive are personal and shall not be assigned or delegated by him.

     g.  Waiver.  No delays or omissions by the Employer or the Executive in
         ------
         exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Employer or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

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     h.  Captions.  The captions appearing in this Agreement are for the
         --------
         convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     i.  Severability. In case any provision of this Agreement shall be held by
         ------------
         a court with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Day and year first above written.

EMPLOYER                                     EXECUTIVE

VENTIV HEALTH, INC.


By: /s/ Eran Broshy                          /s/ Gregory S. Patrick
   --------------------------------          -----------------------------------
   Eran Broshy                               Gregory S. Patrick

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